CROSS MEDICAL PRODUCTS, INC. AND SUBSIDIARY
                                  EXHIBIT 11
                      COMPUTATION OF NET INCOME PER SHARE
    FOR THE THREE AND NINE MONTH PERIODS ENDING SEPTEMBER 30, 1997 AND 1996

                                                              Three          Three           Nine           Nine
                                                              Months         Months         Months         Months
                                                              Ended          Ended          Ended          Ended
                                                           September 30,  September 30,  September 30,  September 30,
                                                               1997           1996           1997           1996
                                                           ------------   ------------   ------------   ------------
Weighted average number of common shares outstanding         5,080,762      4,776,571      5,012,454      4,754,819

Shares issuable pursuant to stock option plans and
  stock warrants                                                              237,090        206,334        254,018
                                                           ------------   ------------   ------------   ------------

Weighted average shares outstanding used in primary
  earnings per share calculation                             5,080,762      5,013,661      5,218,788      5,008,837

Shares issuable under the Convertible Subordinated
  Debentures                                                   630,277        646,154        630,277        646,154
                                                           ------------   ------------   ------------   ------------

Weighted average shares outstanding used in fully
  diluted earnings per share calculation                     5,711,039      5,659,815      5,849,065      5,654,991
                                                           ============   ============   ============   ============

Net income (loss) from continuing operations                  $(43,000)     $(184,000)       $44,000      $(407,000)
                                                           ============   ============   ============   ============

Net income from discontinued operations                                      $375,000     $2,649,000       $881,000
                                                           ============   ============   ============   ============

Net income (loss) used in calculation of primary earnings
  per share                                                   $(43,000)      $191,000     $2,693,000       $474,000

Interest, net of tax, on Convertible Subordinated
  Debentures                                                   $67,000        $67,000       $198,000        $89,000
                                                           ------------   ------------   ------------   ------------

Net income used in calculation of fully diluted
  earnings per share                                           $24,000       $258,000     $2,891,000       $563,000
                                                           ============   ============   ============   ============

Primary earnings per share:
Net income (loss) per share from continuing operations           $(.01)         $(.04)          $.01          $(.09)
                                                           ============   ============   ============   ============
Net income per share from discontinued operations                                $.08           $.51           $.18
                                                           ============   ============   ============   ============
Net income (loss) per share                                      $(.01)          $.04           $.52           $.09
                                                           ============   ============   ============   ============

Fully diluted earnings per share:
Net income (loss) per share from continuing operations            $.00          $(.02)          $.04          $(.06)
                                                           ============   ============   ============   ============
Net income per share from discontinued operations                                $.07           $.46           $.16
                                                           ============   ============   ============   ============
Net income per share                                              $.00           $.05           $.50           $.10
                                                           ============   ============   ============   ============
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